Exhibit 16

                  Calculation of Total Return


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                    CAPPIELLO-RUSHMORE TRUST
                   Total Return Calculations



   One Year Ended June 30, 1997             Since Inception


I.    Cappiello-Rushmore Growth         October 6, 1992 (inception) to
      Fund                                         June 30, 1997

              n                                           n
       P (1+T)  = ERV                              P (1+T)  = ERV
       ERV = $11,009                                ERV = $19,711
       n = 1                                        n = 4.73
       T = 10.10%                                   T = 15.41%


II.  Cappiello-Rushmore Emerging
     Growth Fund

              n                                           n
       P (1+T)  = ERV                              P (1+T)  = ERV
       ERV = $9,785                                 ERV = $16,943
       n = 1                                        n = 4.73
       T = (2.15)%                                  T = 11.78%


III.  Cappiello-Rushmore Utility
      Income Fund

              n                                           n
       P (1+T)  = ERV                              P (1+T)  = ERV
       ERV = $10,339                                ERV = $13,083
       n = 1                                        n = 4.73
       T = 3.39%                                    T = 5.84%


IV.  Cappiello-Rushmore Gold Fund          March 7, 1994 (inception) to
                                                   June 30, 1997

              n                                           n
       P (1+T)  = ERV                              P (1+T)  = ERV
       ERV = $7,069                                 ERV = $7,020
       n = 1                                        n = 3.318
       T = (29.31)%                                 T = (10.12)%